UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report: January 25, 2018
(Date of earliest event reported)
AGILYSYS, INC.
(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1000 Windward Concourse, Suite 250, Alpharetta, Georgia	30005

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (770) 810-7800

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Agilysys, Inc. (the “Company”) entered into employment agreements with certain of its executive officers, including Tony Pritchett, Vice President and Chief Financial Officer; Kyle Badger, Senior Vice President, General Counsel and Secretary; and Larry Steinberg, Senior Vice President and Chief Technology Officer. The revised employment agreements were entered into on January 25, 2018, and have terms of two years each. The employment agreements do not change the compensation arrangements of the executives.
Under the terms of each employment agreement, upon termination of each executive’s employment by the Company without cause (as defined in the employment agreement) or by the executive for good reason (as defined in the employment agreement), the executive will be paid six months of his base salary and the Company will reimburse the executive for up to six months of COBRA continuation coverage under the Company’s health benefit plan. In addition, if the executive has been employed for at least three months of the fiscal year in which the termination of employment occurs, the executive will be eligible to receive a prorated annual incentive bonus for the fiscal year in which such termination of employment occurs based on actual performance for such fiscal year. If the executive’s employment with the Company or its successor is terminated by the Company or its successor without cause or by the executive for good reason within a two-year period following a change in control of the Company (as defined in the employment agreement), the executive will be paid severance equal to the executive’s annual base salary, plus a pro rata portion of the executive’s target annual incentive bonus, and the Company will reimburse the executive for up to twelve months of COBRA continuation coverage under the Company’s health benefit plan.
The employment agreements contain provisions for the protection of the Company’s confidential information for an indefinite period and non-compete and non-hire clauses for a one-year period following termination of employment or two years for a termination following a change in control of the Company for which the executive has received the severance described above. The foregoing summary of the employment agreements is qualified in its entirety by reference to the form of employment agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

The following items are filed as exhibits to this current report on Form 8-K:

Exhibit Number    Description of Exhibit

10.1	Form of Executive Employment Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.
By:	/s/ Kyle C. Badger
Kyle C. Badger
Senior Vice President, General Counsel and Secretary

Date: January 31, 2018